UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Operating Officer
On April 18, 2018, in connection with the previously disclosed acquisition (the “Cedar Creek Acquisition”) by BlueLinx Holdings Inc., a Delaware corporation (the “Company”), of Cedar Creek Holdings, Inc. (“Cedar Creek”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) appointed Alex Averitt to the position of Chief Operating Officer, effective April 16, 2018.
Mr. Averitt, age 41, was President and CEO of Cedar Creek from September 2017 until the Cedar Creek Acquisition. Prior to becoming President and CEO of Cedar Creek, beginning in 2015, Mr. Averitt served as Cedar Creek’s Chief Operating Officer. He joined Cedar Creek in 2005 as a sales manager and fulfilled various roles for the company, including Vice President of IT.  Prior to working for Cedar Creek, Alex gained experience as a general manager of both distribution and manufacturing operations for JELD-WEN Inc.
There are no arrangements or understandings between Mr. Averitt and any other persons pursuant to which he was selected as an officer of the Company, nor are there any family relationships between Mr. Averitt and any of the Company's directors or executive officers. Additionally, there are no transactions involving Mr. Averitt that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as Chief Operating Officer, Mr. Averitt and the Company entered into an employment agreement, effective as of April 16, 2018 (the “Employment Agreement”). The Employment Agreement has an initial term of one year. The term will automatically renew for consecutive one-year periods, unless the Company provides Mr. Averitt with notice of non-renewal at least 90 days prior to the applicable expiration date.
The Employment Agreement provides that the Company will pay Mr. Averitt an annual base salary of $500,000, subject to increase at the discretion of the Company. Mr. Averitt shall also be eligible to receive an annual bonus pursuant to the terms of BlueLinx’s Short-Term Incentive Plan (“STIP”), with the annual bonus potential to be a target of 80% of his base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee in advance for each fiscal year. The Employment Agreement provides that Mr. Averitt is eligible to participate in all benefit programs for which senior executives are generally eligible, including the Company’s long-term incentive plans, and that for the 12-month period beginning July 2018, the value of his awards under the long-term incentive plans, as determined by the Company, will be equal to at least 50% of Mr. Averitt’s annual base salary. Pursuant to the Employment Agreement, Mr. Averitt is also entitled to receive $40,000 for relocation expenses.
If Mr. Averitt’s employment is terminated without “cause” or he resigns for “good reason,” each as described in the Employment Agreement, Mr. Averitt will be entitled to, among other things: (i) payment of his annual base salary in effect immediately prior to the date of termination for a period of one year following termination (the “Severance Pay”), (ii) payment of a pro-rata portion of his annual target bonus for the performance year in which the termination occurs, (iii) in the event that termination occurs on or before April 1, 2020, $2.0 million minus all compensation Mr. Averitt has received from the Company since April 16, 2018 (including any and all annual base salary, bonuses, the gross value of long-term incentive awards and severance benefits), and (iv) continued participation in the Company’s medical and dental plans for a period of one year following termination, in each case, subject to Mr. Averitt timely executing a release of claims in favor of the Company.
Under the Employment Agreement, in the event Mr. Averitt’s employment is terminated in connection with a change in control of the Company, Mr. Averitt will also be entitled to receive what he would have received if his employment were terminated without “cause” or resigned for “good reason”, except that (i) his Severance Pay would be a payment equal to two times his annual base salary in effect immediately prior to the date of termination, (ii) he would be entitled to participate in the Company’s medical and dental plans for a period of eighteen months following termination and (iii) all unvested time-vested awards (whether to be settled in cash or stock) will automatically vest and become non-forfeitable, in each case, subject to Mr. Averitt timely executing a release of claims in favor of the Company.
The Employment Agreement also contains customary confidentiality and non-solicitation provisions, as well as a covenant not to compete during the employment term and continuing for a period of two years following the termination of Mr. Averitt’s employment for any reason.

The foregoing is a summary description of the Employment Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Integration Incentive Plan
On April 18, 2018, in connection with the Cedar Creek Acquisition, the Compensation Committee approved the BlueLinx Corporation Integration Incentive Plan (the “Plan”). Pursuant to the Plan, certain employees of the Company may be eligible to receive cash bonuses based on the achievement of certain integration synergy targets relating to the integration of the Cedar Creek operations, as will be specified in each such Plan participant’s participation agreement (each such agreement, a “Participation Agreement”), during the performance period. The performance period for the Plan commenced on April 16, 2018 and will end on October 16, 2019. There are two possible tranches of cash bonuses payable under the Plan: a base integration bonus and a supplemental integration bonus, each of which will be payable based on separate, specified integration synergy targets set forth in the applicable Participation Agreement.
Pursuant to the Plan, any base integration bonus will be paid in two installments with 50% paid within sixty (60) days after the fiscal month end in which the initial integration performance target is met, and the second 50% installment paid six (6) months following the fiscal month end in which the initial integration performance target is met, but in any event no later than April 30, 2020. In addition, any supplemental integration bonus will be determined within a reasonable time after the expiration of the performance period and paid on or before March 15, 2020. Unless specified otherwise in a Participation Agreement, a Plan participant must be employed by the Company at the time of the payment of any bonus pursuant to the Plan in order to receive such bonus. In addition, no bonus will be paid unless and until the Company achieves a threshold level of adjusted EBITDA as determined by the Committee, and if such threshold level of adjusted EBITDA is not achieved prior to October 16, 2019, no bonus will be payable under the Plan.
Mr. Shyam K. Reddy, the Company’s Chief Transformation Officer and a named executive officer, will be eligible to participate in the Plan.
The foregoing is a summary description of the Plan and Participation Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan and a form of Participation Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 13, 2018, between BlueLinx Corporation and Alex Averitt
10.2	BlueLinx Corporation Integration Incentive Plan
10.3	BlueLinx Corporation Integration Incentive Plan Form of Participation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: April 19, 2018	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Chief Transformation Officer, General Counsel, and Corporate Secretary